Exhibit 10(d)

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT (the "Agreement") is made and entered into as of this 16th day of March, 1999, by and between Western Ohio Financial Corp. (the "Company") and John W. Raisbeck (the "Employee").

        WHEREAS, the Employee serves as the President and Chief Executive Officer of the Company and of its wholly owned subsidiary, Cornerstone Bank (the "Bank"), and

        WHEREAS, the Employee and the Bank entered into an employment agreement dated May 7, 1997 (the "Prior Employment Agreement"), which the Employee is willing to terminate, with no obligation to him thereunder, in consideration of the Company's entering into this Agreement; and

        WHEREAS, the board of directors of the Company (the "Board of Directors") believes it is in the best interests of the Company and its subsidiaries for the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Company and its subsidiaries; and

        WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee;

        NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

        1.       Definitions.

               (a) The term "Change in Control" means (1) an event that requires the filing of a notice or application under the Change in Bank Control Act, 12 U.S.C. ss.1817(j) (or any successor statute), concerning an acquisition of control of the Company or the Bank or an acquisition of control, ownership or power to vote 10% or more of an outstanding class of voting securities of the Company or the Bank (except for a rebuttal filing which is accepted by the appropriate agency); (2) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's or the Bank's outstanding securities; (4) individuals who are members of the Board of Directors of the Company as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequently whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under such an Incumbent Board, shall be considered a member of the Incumbent Board; (5) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all of

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the assets of the Company or a similar  transaction  in which the Company is not the resulting entity; or (6) consummation of a transaction in which the Company is the resulting entity and at the completion of which the stockholders of the
Company   immediately  before   consummation  of  the  transaction  become  upon
consummation of the transaction the holders of securities representing 40% or less of the voting power of the Company; provided that the term "change in control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company.

               (b) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the consolidated group of the Company (or its successors) for federal income tax reporting.

               (c) The term "Date of Termination" means the date upon which the Employee's employment with the Company or the Bank or both ceases, as specified in a notice of termination pursuant to Section 8 of this Agreement,

               (d) The term "Effective Date" means January 1, 1999.

               (e) The term "Involuntary Termination" means the termination of the employment of Employee (i) by either the Company or the Bank or both without his express written consent; or (ii) by the Employee by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing, or implemented unilaterally, by the Employee, as the case may be:
(1) a requirement that the Employee be based at any place other than Springfield, Ohio or at a location that is within a commuting distance of 40 miles or less from the Employee's residence, except for reasonable travel on Company or Bank business; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Employee, other than as part of a Bank and Company-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank and the Company; (5) a material permanent increase in the required hours of work or the workload of the Employee, unrelated to the condition of the Bank or the Company, or both; or (6) the failure of the Board of Directors (or a board of directors of a successor of the Company) to elect Employee as President and Chief Executive Officer of the Company (or a successor of the Company) or any action by the Board of Directors (or a board of directors of a successor of the Company) removing him from such office; provided, however, that "Involuntary Termination" does not include Termination for Cause, termination of employment due to death or permanent disability, retirement or temporary or permanent suspension or prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act.

               (f) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with either the Company or the Bank, as the case may be, because of the Employee's willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation

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(other than traffic violations or similar offenses) or final cease-and-desist or other supervisory order, or (except as provided below) material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act in bad faith and without a reasonable belief that his action or failure to act was in the best interest of the Company or the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

               (g) The term "Voluntary Termination" shall mean termination of employment by the Employee voluntarily as set forth in Section 7(e) of this Agreement.

        2. Term; Termination of Prior Employment Agreement. The term of this Agreement shall be a period of four years commencing on the Effective Date, subject to earlier termination as provided herein. On the first anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that the Company has not given 90 days prior written notice to the Employee that the extensions will cease. At the time this Agreement becomes effective, the Prior Employment Agreement shall terminate with no obligation to the Employee thereunder on the part of the Bank or the Company.

        3. Employment. The Employee is employed as the President and Chief Executive Officer of the Company and of the Bank. As such, the Employee shall have supervision and control over strategic planning and daily operations of the Company and the Bank, shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties as the Board of Directors or the board of directors of the Bank may prescribe from time to time consistent with services performed by similarly situated executives and consistent with the terms of this Agreement. The Employee shall also render services to any subsidiary or subsidiaries of the Company or the Bank as requested by the Company or the Bank from time to time consistent with his executive position and with the terms of this Agreement. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Company and the Bank to the extent necessary to discharge his responsibilities hereunder. The Employee may (i) serve on charitable boards or committees at the Employee's discretion without consent of either the Board of Directors or the board of directors of the Bank and, in addition, on such corporate boards as are approved in a resolution adopted by a majority of the Board of Directors, and (ii) manage personal investments, so long as such activities do not interfere materially with performance of his responsibilities hereunder.


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



        4.     Cash Compensation.

               (a) Salary. The Company agrees to pay the Employee during the term of this Agreement a base salary (the "Company Salary") the annualized amount of which shall be not less than $200,500. The Company Salary shall be paid in regular increments consistent with the Company's practices for payment of officers' salaries and shall be subject to customary tax withholding. The amount of the Employee's Company Salary shall be increased (but not decreased except as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank and the Company) when and as approved from time to time by the Board of Directors after the Effective Date. If and to the extent that any of the Consolidated Subsidiaries pay salary to the Employee, or pay other amounts or provide benefits to the Employee that the Company is obligated to pay or to provide to the Employee under this Agreement, the Company's obligations to the Employee shall be reduced accordingly.

               (b) Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Company and the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared from time to time by the Board of Directors for executive officers of the Company and by the board of directors of the Bank for executive officers of the Bank.

               (c) Expenses. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Company and the Bank, provided that the Employee accounts for such expenses as required under such policies and procedures.

        5 .       Benefits.

               (a) Participation in Benefit Plans. The Employee shall be entitled to participate, to the same extent as executive officers of the Company and the Bank generally, in all plans of the Company and the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, retirement or employee benefits or combination thereof. In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans in which the Company's or the Bank's executive officers are eligible or become eligible to participate.

               (b) Fringe Benefits. The Employee shall be eligible to participate in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the Company's or the Bank's executive officers from time to time.

        6. Vacations; Leave. The Employee shall be entitled (i) to annual paid vacation in accordance with the policies established by the Board of Directors and the board of directors of the Bank for executive officers, and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its sole

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



discretion. The Employee shall schedule his vacations in a reasonable manner consistent with the needs of the Company.

        7.     Termination of Employment.

               (a) Involuntary Termination. If the Employee experiences an Involuntary Termination, such termination of employment shall be subject to the Company's obligations under this Section 7. In the event of the Involuntary Termination of the Employee, if the Employee has offered to continue to provide services as contemplated by this Agreement and such offer has been declined, then, subject to Section 7(b) of this Agreement, the Company shall, as agreed upon liquidated damages as the sole and exclusive remedy of the Employee under this Agreement, during the shorter of the remaining term of this Agreement or the period of three years following the Date of Termination (i) pay to the Employee monthly one-twelfth of the Company Salary at the annual rate in effect immediately prior to the Date of Termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation of the Employee, based on the average amounts of such compensation earned by the Employee for the two full fiscal years preceding the Date of Termination; and (ii) provide health insurance benefits as maintained for the benefit of executive officers of the Company and the Bank on the same terms as if the Employee had continued to be employed hereunder.

               (b)  Mitigation of the Company's Obligations Under Section 7(a).

                      (1) In the event that the Employee becomes entitled to liquidated damages pursuant to Section 7(a) due to Involuntary Termination in connection with or within 12 months after a Change in Control, (i) the Company's obligation under clause (i) of Section 7(a) with respect to cash damages shall be reduced by the amount of the Employee's cash income, if any, earned from providing services other than to the Company (or any successor) or the Consolidated Subsidiaries during the remaining term of this Agreement, and (ii) the Company's obligation to provide health insurance benefits under clause (ii) of Section 7(a) shall be reduced to the extent, if any, that the Employee receives from another employer during such period substantially the same benefits, on substantially as favorable terms, including amounts of coverage and deductibles and other costs to him. For purposes of this Section 7(b), the term "cash income" shall include amounts of salary, wages, bonuses, incentive compensation and fees paid to the Employee in cash but shall not include shares of stock, stock options, stock appreciation rights or other earned income not paid to the Employee in cash.

                     (2) The Employee agrees that in the event he becomes entitled to liquidated damages pursuant to Section 7(a) due to Involuntary Termination in connection with or within 12 months after a Change in Control, throughout the period during which he is so entitled, he shall promptly inform the Company of the nature and amounts of cash income and health insurance benefits which he earns from providing services other than to the Company (or any successor) or the Consolidated Subsidiaries, and shall provide such documentation of such cash income and health insurance benefits as the Company may reasonably request. In the event of changes to such cash income and health insurance benefits from time to time, the Employee shall inform the Company of such

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



changes, in each case within 15 days after the change occurs, and shall provide such documentation concerning the change as the Company may reasonably request.

               (c) Golden Parachute Tax. Notwithstanding any other provision of this Agreement, if the payments and the value of benefits received or to be received by the Employee under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Company for federal income tax purposes pursuant to or by reason of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible by the Company pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

               (d) Termination for Cause. In the event of Termination for Cause, the Company shall have no further obligation to the Employee under this Agreement after the Date of Termination.

               (e) Voluntary Termination. The Employee may terminate his employment voluntarily at any time by a notice pursuant to Section 8 of this Agreement. In the event that the Employee voluntarily terminates his employment other than by reason of any of the actions that constitute Involuntary Termination under Section 7(b) of this Agreement ("Voluntary Termination"), the Company shall be obligated to the Employee for the amount of his Company Salary and benefits only through the Date of Termination, at the time such payments are due, and the Company shall have no further obligation to the Employee under this Agreement.

               (f) Death. In the event of the death of Employee during the term of this Agreement and prior to any termination of employment, the Company shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the Company Salary which was not previously paid to the Employee and which he would have earned if he had continued to be employed under this Agreement through the last day of the calendar month in which the Employee died.

               (g) Disability. If the Employee becomes entitled to benefits under the terms of the then-current disability plan, if any, of the Company or the Bank (a "Disability Plan"), he shall be entitled to receive such group and other disability benefits, if any, as are then provided by the Company or the Bank for executive employees. In the event of such disability, or disability as determined by the Board of Directors, this Agreement shall not be suspended, except that the Company's obligation to pay the Company Salary to the Employee shall be reduced in accordance with the amount of disability income benefits received by the Employee pursuant to this Section 7(g), if any, and from Social Security such that, on an after-tax basis, the Employee shall realize from the sum of such disability income benefits and Company Salary the same amount as he would realize on an after-tax basis from Company Salary if the Company's obligation to pay salary were not reduced pursuant to this Section 7(g).


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



               (h) Regulatory Action. Notwithstanding any other provisions of this Agreement, if the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

        8. Notice of Termination. Subject to the provisions of Section 1(f) of this Agreement, in the event that the Company or the Bank, or both, desire to terminate the employment of the Employee during the term of this Agreement, the Company or the Bank, or both, shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Company stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have ceased due to such Involuntary Termination. In the event that the Employee desires to effect a Voluntary Termination, he shall deliver a written notice to the Company, stating the date upon which employment shall terminate, which date shall be at least 90 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

        9. Attorneys' Fees. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company (or any successor) or the Consolidated Subsidiaries under which the Employee is or may be entitled to receive benefits; provided that the Company's obligation to pay such fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any proceeding initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any proceeding initiated by the Company or the Consolidated Subsidiaries.

        10.    No Assignments.

               (a) This Agreement is personal to each of the parties hereto, and neither may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms as the compensation pursuant to Section 7(a) and Section 7(c) hereof. For purposes of implementing the provisions of this Section

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



10, the date on which any such succession becomes effective shall be deemed the Date of Termination.

               (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Company at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Company.

        12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

        13. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

        14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

        15. Governing Law. This Agreement shall be governed by the laws of the State of Ohio.

        16. Successors to Code Sections. All provisions of this Agreement referring to sections of the U.S.C. (United State Code), the Internal Revenue Code or the C.F.R. (Code of Federal Regulations) shall be deemed to refer to successor code sections in the event of renumbering of code sections.





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


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                         WESTERN OHIO FINANCIAL CORP.



                                          /s/ David L. Dillahunt
                                         ---------------------------------------
                                         By:  David L. Dillahunt
                                         Its: Chairman of the Board of Directors


                                         EMPLOYEE:


                                          /s/ John W. Raisbeck
                                         ---------------------------------------
                                         John W. Raisbeck





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